Exhibit 10.02(D)

GLU MOBILE INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE STOCK OPTION GRANT

Name:

Address:

You (the “Participant”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  The terms defined in the Plan shall have the same meanings in this Notice.

Grant Number

Date of Grant

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of Option	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date

Post-Termination Exercise Period:	Termination for Cause = None
Voluntary Termination = 3 Months
Termination without Cause = 3 Months
Disability = 6 Months
Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the vesting schedule set forth in Exhibit A to this Notice.

You acknowledge receipt of a copy of the Plan and the Option Agreement, and represent that you are familiar with the terms and provisions thereof, and hereby accept the Option subject to all of the terms and provisions hereof.  You understand that your employment or consulting relationship, or service with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Stock Option Award Agreement or the Plan changes the at-will nature of that relationship.  You acknowledge that the vesting of shares pursuant to this Notice is earned only by your continuing service as an Employee or Consultant of the Company.

PARTICIPANT:	GLU MOBILE INC.

Signature:	By:

Print Name:	Its:

Date:	Date:

Exhibit A

Performance Vesting Schedule for the Performance Stock Option

Subject to your continued service as an employee, director or consultant of the Company or a Subsidiary, and provided the EBITDA Hurdle has been satisfied, the Option will vest on the Vesting Date in accordance with the Performance Achievement of Bookings, pursuant to the following table:

Performance	Percent of Option Award Vested
Max Bookings	_____%
Target Bookings	_____%
Threshold Bookings	_____%
Below Threshold Bookings	_____%

For Performance Achievements in between the Threshold, Target and Max Bookings, the vesting shall be determined by linear interpolation.

For purposes of this vesting schedule the following definitions will apply:

“Bookings” means the Company’s revenues for FY _____, as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding any changes in deferred revenue and litigation settlement proceeds. In the event that the Company acquires a company, business or assets during _____, Bookings will include any incremental bookings generated from the acquired company, business or assets as compared to the forecasted bookings for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

“EBITDA” means non-GAAP operating income/(loss) excluding depreciation, as calculated in accordance with GAAP.  In the event that the Company acquires a company, business or assets during FY _____, EBITDA will include any incremental EBITDA generated from the acquired company, business or assets as compared to the forecasted EBITDA for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

“EBITDA Hurdle” means the Company’s EBITDA is at least $___ million as reported by the Company for FY _____, with such reported EBIDTA results reduced by any minimum guarantee royalty impairments.

“Max Bookings” means $_____ million in Bookings.

“Performance Achievement” means the Company’s written determination of the actual amount of Bookings for the applicable measurement period.  In the event the Company is acquired (as determined by the Company in its sole discretion) prior to the last day of the measurement year (FY_____), the Performance Achievement will be deemed to be the Target Bookings and the award (at the target level) will convert to a standard time-based vesting award and will vest on the applicable Vesting Date, provided the Participant continues to provide services to the Company through such Vesting Date (and for the avoidance of doubt, the award will be subject to any double trigger acceleration triggers that would otherwise apply to the Participant’s equity awards).

“Target Bookings” means $_____ million in Bookings.

“Threshold Bookings” means $_____ million in Bookings.

“Vesting Date” means _______________.

GLU MOBILE INC.

PERFORMANCE STOCK OPTION AWARD AGREEMENT

2007 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (the “Agreement”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.          Vesting Rights.  Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.          Termination Period.

(a)         General Rule.  Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after termination of Participant's employment with the Company.  In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b)         Death; Disability.  Upon the termination of Participant’s employment with the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months in the case of death, and six months in the case of Disability, after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c)         Cause.  Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date.

3.          Grant of Option.  The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

4.          Exercise of Option.

(a)         Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Stock Option Grant and this Agreement.

(b)         Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This

Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c)         No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5.          Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)         cash; or

(b)         check; or

(c)         a  “broker-assisted” or “same day sale” (as described in Section 11(d) of the Plan); or

(d)         other method authorized by the Company.

6.          Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.          Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8.          U.S. Tax Consequences.  For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)         Exercising the Option.

(i)          Nonstatutory Stock Option.  The Participant may incur regular federal income tax liability upon exercise of a NSO.  The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)         Incentive Stock Option.  If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

(b)         Disposition of Shares.

(i)          NSO.  If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)         ISO.  If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)         Notice of Disqualifying Disposition of ISO Shares.  If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.  The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

(d)         Possible Effect of Section 409A of the Code.  Section 409A of the Code applies to arrangements that provide for the deferral of compensation.  Generally, a stock option granted with an exercise price per share of not less than the “fair market value” (determined in a manner consistent with Section 409A of the Code and the regulations and other guidance promulgated thereunder) per share on the date of grant of the stock option and with no other feature providing for the deferral of compensation will not be subject to Section 409A of the Code.  However, if the exercise price of the stock option is less than such “fair market value” or the stock option has another feature for the deferral of compensation, then if the stock option is not administered within the parameters established under Section 409A the optionholder will be subject to additional taxes.  Also, the amount deemed to be deferred compensation under Section 409A of the Code will be subject to ordinary income and employment taxes (in this respect the IRS has not yet indicated how it will calculate the amount of deferred compensation subject to tax and the timing and frequency of taxation, but it seems likely that the income will be measured and taxes imposed at least on the vesting dates of the stock option).  If Section 409A of the Code does apply to this Option, then special rules apply to the timing of making and effecting certain amendments of this Option with respect to distribution of any deferred compensation.

9.          Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, the Notice of Grant, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.  This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

10.        No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

By your signature and the signature of the Company’s representative on the Notice of Grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement.  Participant has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

GLU MOBILE INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF PERFORMANCE STOCK OPTION GRANT

Name:

Address:

You (the “Participant”) have been granted an option to purchase Common Stock of the Company, subject to the terms and conditions of this Notice of Stock Option Grant (the “Notice”), the 2007 Equity Incentive Plan, as amended from time to time (the “Plan”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  The terms defined in the Plan shall have the same meanings in this Notice.

Grant Number

Date of Grant

Exercise Price per Share

Total Number of Shares

Total Exercise Price

Type of Option	Non-Qualified Stock Option

Incentive Stock Option

Expiration Date

Post-Termination Exercise Period:	Termination for Cause = None
Voluntary Termination = 3 Months
Termination without Cause = 3 Months
Disability = 6 Months
Death = 12 Months

Vesting Schedule:

Subject to the limitations set forth in this Notice, the Plan and the Option Agreement, the Option will vest and may be exercised, in whole or in part, in accordance with the vesting schedule set forth in  Exhibit A to this Notice.

You acknowledge receipt of a copy of the Plan and the Option Agreement, and represent that you are familiar with the terms and provisions thereof, and hereby accept the Option subject to all of the terms and provisions hereof.  You understand that your employment or consulting relationship, or service with the Company is for an unspecified duration and can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the Stock Option Award Agreement or the Plan changes the at-will nature of that relationship.  You acknowledge that the vesting of shares pursuant to this Notice is earned only by your continuing service as an Employee or Consultant of the Company.

PARTICIPANT:	GLU MOBILE INC.

Signature:	By:

Print Name:	Its:

Date:	Date:

Exhibit A

Performance Vesting Schedule

Subject to your continued service as an employee, director or consultant of the Company or a Subsidiary, and provided the EBITDA Hurdle has been satisfied for such Fiscal Year, the Option will vest on the Vesting Dates in accordance with the Performance Achievement of Bookings, pursuant to the following table (with no more than ____% of the Option eligible to be earned in each fiscal year):

Performance	Percent of Option Award Vested (FY18 Tranche)	Percent of Option Award Vested (FY19 Tranche)	Percent of Option Award Vested (FY20 Tranche)
Max Bookings	_____%	_____%	_____%
Target Bookings	_____%	_____%	_____%
Threshold Bookings	_____%	_____%	_____%
Below Threshold Bookings	_____%	_____%	_____%

For Performance Achievements in between the Threshold, Target and Max Bookings, the vesting shall be determined by linear interpolation.  The vesting percentages set forth above may be calculated using additional decimal places, as determined by the Company, but have been reproduced in the table above only to two decimal places.

For purposes of this vesting schedule the following definitions will apply:

“Bookings” means the Company’s revenues for FY ____, FY ____ and FY ____, as applicable, as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding any changes in deferred revenue and litigation settlement proceeds. In the event that the Company acquires a company, business or assets during FY ____, FY ____ or FY ____, as applicable, Bookings for such fiscal year will include any incremental bookings generated from the acquired company, business or assets during such fiscal year as compared to the forecasted bookings for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

“EBITDA” means non-GAAP operating income/(loss) excluding depreciation, as calculated in accordance with GAAP.  In the event that the Company acquires a company, business or assets during FY ____, FY ____ or FY ____, as applicable, EBITDA for such fiscal year will include any incremental EBITDA generated from the acquired company, business or assets during such fiscal year as compared to the forecasted EBITDA for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

“EBITDA Hurdle” means an EBITDA of at least $____ million for FY____, $____ million for FY____, and $____ million for FY ____, in each case with such Company reported EBIDTA results reduced by any minimum guarantee royalty impairments.

“Max Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Performance Achievement” means the Company’s written determination of the actual amount of Bookings for the applicable measurement period.  In the event the Company is acquired (as determined by the Company in its sole discretion) prior to the last day of the applicable fiscal year, the Performance Achievement for the current fiscal year and any remaining fiscal years (through FY ____) will be deemed to be the Target Bookings and the award (at the target level) will convert to a standard time-based vesting award and will vest on the applicable remaining Vesting Date(s), provided the Participant continues to provide services to the Company through such Vesting Dates (and for the avoidance of doubt, the award will be subject to any double trigger acceleration triggers that would otherwise apply to the Participant’s equity awards).

“Target Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Threshold Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Vesting Dates” means ____ for FY____, ____ for FY____ and ____ for FY____.

GLU MOBILE INC.

PERFORMANCE OPTION AWARD AGREEMENT

2007 EQUITY INCENTIVE PLAN

Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (the “Agreement”).

Participant has been granted an option to purchase Shares (the “Option”), subject to the terms and conditions of the Plan, the Notice of Stock Option Grant (“Notice of Grant”) and this Agreement.

1.          Vesting Rights.  Subject to the applicable provisions of the Plan and this Agreement, this Option may be exercised, in whole or in part, in accordance with the schedule set forth in the Notice of Grant.

2.          Termination Period.

(a)         General Rule.  Except as provided below, and subject to the Plan, this Option may be exercised for 3 months after termination of Participant's employment with the Company.  In no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(b)         Death; Disability.  Upon the termination of Participant’s employment with the Company by reason of his or her Disability or death, or if a Participant dies within three months of the Termination Date, this Option may be exercised for twelve months in the case of death, and six months in the case of Disability, after the Termination Date, provided that in no event shall this Option be exercised later than the Term/Expiration Date set forth in the Notice of Grant.

(c)         Cause.  Upon the termination of Participant’s employment by the Company for Cause, the Option shall expire on such date of Participant’s Termination Date.

3.          Grant of Option.  The Participant named in the Notice of Grant has been granted an Option for the number of Shares set forth in the Notice of Grant at the exercise price per Share set forth in the Notice of Grant (the “Exercise Price”).  In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Agreement, the terms and conditions of the Plan shall prevail.

If designated in the Notice of Grant as an Incentive Stock Option (“ISO”), this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code.  However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option (“NSO”).

4.          Exercise of Option.

(a)         Right to Exercise.  This Option is exercisable during its term in accordance with the Vesting Schedule set forth in the Notice of Grant and the applicable provisions of the Plan and this Agreement.  In the event of Participant’s death, Disability, Termination for Cause or other Termination, the exercisability of the Option is governed by the applicable provisions of the Plan, the Notice of Stock Option Grant and this Agreement.

(b)         Method of Exercise.  This Option is exercisable by delivery of an exercise notice (the “Exercise Notice”), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the “Exercised Shares”), and such other representations and agreements as may be required by the Company pursuant to the provisions of the Plan.  The Exercise Notice shall be delivered in person, by mail, via electronic mail or facsimile or by other authorized method to the Secretary of the Company or other person designated by the Company.  The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares.  This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

(c)         No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with all relevant provisions of law and the requirements of any stock exchange or quotation service upon which the Shares are then listed.  Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Participant on the date the Option is exercised with respect to such Exercised Shares.

5.          Method of Payment.  Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Participant:

(a)         cash; or

(b)         check; or

(c)         a  “broker-assisted” or “same day sale” (as described in Section 11(d) of the Plan); or

(d)         other method authorized by the Company.

6.          Non-Transferability of Option.  This Option may not be transferred in any manner other than by will or by the laws of descent or distribution or court order and may be exercised during the lifetime of Participant only by the Participant.  The terms of the Plan and this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Participant.

7.          Term of Option.  This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Notice of Grant, the Plan and the terms of this Agreement.

8.          U.S. Tax Consequences.  For Participants subject to U.S. income tax, some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below.  All other Participants should consult a tax advisor for tax consequences relating to this Option in their respective jurisdiction.  THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.  THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

(a)         Exercising the Option.

(i)          Nonstatutory Stock Option.  The Participant may incur regular federal income tax liability upon exercise of a NSO.  The Participant will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price.  If the Participant is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Participant and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

(ii)         Incentive Stock Option.  If this Option qualifies as an ISO, the Participant will have no regular federal income tax liability upon its exercise, although the excess, if any, of the aggregate Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to alternative minimum taxable income for federal tax purposes and may subject the Participant to alternative minimum tax in the year of exercise.

(b)         Disposition of Shares.

(i)          NSO.  If the Participant holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

(ii)         ISO.  If the Participant holds ISO Shares for at least one year after exercise and two years after the grant date, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.  If the Participant disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the lesser of (A) the difference between the Fair Market Value of the Shares acquired on the date of exercise and the aggregate Exercise Price, or (B) the difference between the sale price of such Shares and the aggregate Exercise Price.

(c)         Notice of Disqualifying Disposition of ISO Shares.  If the Participant sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (i) two years after the grant date, or (ii) one year after the exercise date, the Participant shall immediately notify the Company in writing of such disposition.  The Participant agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Participant.

(d)         Possible Effect of Section 409A of the Code.  Section 409A of the Code applies to arrangements that provide for the deferral of compensation.  Generally, a stock option granted with an exercise price per share of not less than the “fair market value” (determined in a manner consistent with Section 409A of the Code and the regulations and other guidance promulgated thereunder) per share on the date of grant of the stock option and with no other feature providing for the deferral of compensation will not be subject to Section 409A of the Code.  However, if the exercise price of the stock option is less than such “fair market value” or the stock option has another feature for the deferral of compensation, then if the stock option is not administered within the parameters established under Section 409A the optionholder will be subject to additional taxes.  Also, the amount deemed to be deferred compensation under Section 409A of the Code will be subject to ordinary income and employment taxes (in this respect the IRS has not yet indicated how it will calculate the amount of deferred compensation subject to tax and the timing and frequency of taxation, but it seems likely that the income will be measured and taxes imposed at least on the vesting dates of the stock option).  If Section 409A of the Code does apply to this Option, then special rules apply to the timing of making and effecting certain amendments of this Option with respect to distribution of any deferred compensation.

9.          Entire Agreement; Governing Law.  The Plan is incorporated herein by reference.  The Plan, the Notice of Grant, and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant's interest except by means of a writing signed by the Company and Participant.  This agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.

10.        No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s employment, for any reason, with or without cause.

By your signature and the signature of the Company’s representative on the Notice of Grant, you and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan, the Notice of Grant, and this Agreement.  Participant has reviewed the Plan, the Notice of Grant, and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing the Notice of Grant, and fully understands all provisions of the Plan, the Notice of Grant, and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant, and the Agreement.  Participant further agrees to notify the Company upon any change in the residence address indicated on the Notice of Grant.

GLU MOBILE INC.

2007 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNIT AWARD

(FY ____ PERFORMANCE VESTING RESTRICTED STOCK UNIT)

GRANT NUMBER:

The terms defined in Glu Mobile Inc.’s (the “Company”) 2007 Equity Incentive Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice of Grant”).

Name:

Address:

I.           You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”), subject to the terms and conditions set forth in this Notice of Grant, the attached Award Agreement (Restricted Stock Units) (hereinafter the “RSU Agreement”), including any country-specific terms and conditions for Participant’s country attached in an appendix to the RSU Agreement (the “Appendix” and collectively, the “Agreement”) and the Plan (available in hard copy by request), all of which are incorporated herein by reference, as follows:

Number of RSUs:

Date of Grant:

First Vesting Date:

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date as further described in Section 6 of the RSU Agreement.

Vesting Schedule:	Subject to your continued service as an employee, director or consultant of the Company or a Subsidiary, the RSUs will vest as set forth in the vesting schedule in Exhibit A to this Notice.

Participant understands that his or her continued service relationship with the Company or a Subsidiary is for an unspecified duration, can be terminated at any time (to the fullest extent permitted by applicable law), and that nothing in this Notice of Grant, the Agreement or the Plan changes the ability of the Company or the employing Subsidiary to terminate the service relationship.  Participant acknowledges that the vesting of the RSUs pursuant to this Notice of Grant is earned only by continuing service as an employee, director or consultant of the Company or a Subsidiary.  Participant also understands that this Notice of Grant is subject to the terms and conditions of the Agreement and the Plan, both of which are incorporated herein by reference.  Participant has read both the Agreement and the Plan.

PARTICIPANT:	GLU MOBILE INC.

Signature:	By:

Print Name:	Its:

Exhibit A

Performance Vesting Schedule (FY ____ Performance Vesting Restricted Stock Unit)

Subject to your continued service as an employee, director or consultant of the Company or a Subsidiary, and provided the EBITDA Hurdle has been satisfied for such fiscal year, the RSUs will vest on the Vesting Dates in accordance with the Performance Achievement of Bookings, pursuant to the following table (with no more than ____% of the RSUs eligible to be earned in each fiscal year):

Performance	Percent of RSU Award Vested (FY18 Tranche)	Percent of RSU Award Vested (FY19 Tranche)	Percent of RSU Award Vested (FY20 Tranche)
Max Bookings	____%	____%	____%
Target Bookings	____%	____%	____%
Threshold Bookings	____%	____%	____%
Below Threshold Bookings	____%	____%	____%

For Performance Achievements in between the Threshold, Target and Max Bookings, the vesting shall be determined by linear interpolation.  The vesting percentages set forth above may be calculated using additional decimal places, as determined by the Company, but have been reproduced in the table above only to two decimal places.

For purposes of this vesting schedule the following definitions will apply:

“Bookings” means the Company’s revenues for FY ____, FY ____ and FY ____, as applicable, as calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), excluding any changes in deferred revenue and litigation settlement proceeds. In the event that the Company acquires a company, business or assets during FY ____, FY ____ or FY ____, as applicable, Bookings for such fiscal year will include any incremental bookings generated from the acquired company, business or assets during such fiscal year as compared to the forecasted bookings for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

“EBITDA” means non-GAAP operating income/(loss) excluding depreciation, as calculated in accordance with GAAP.  In the event that the Company acquires a company, business or assets during FY ____, FY ____ or FY ____, as applicable, EBITDA for such fiscal year will include any incremental EBITDA generated from the acquired company, business or assets during such fiscal year as compared to the forecasted EBITDA for such company, business or assets that management provided to the Company’s Board of Directors in connection for obtain approval for such acquisition.

 “EBITDA Hurdle” means an EBITDA of at least $____million for FY____, $____ million for FY____, and $____ million for FY ____, in each case with such Company reported EBIDTA results reduced by any minimum guarantee royalty impairments.

“Max Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Performance Achievement” means the Company’s written determination of the actual amount of Bookings for the applicable measurement period.  In the event the Company is acquired (as determined by the Company in its sole discretion) prior to the last day of the applicable fiscal year, the Performance Achievement for the current fiscal year and any remaining fiscal years (through FY ____) will be deemed to be the Target Bookings and the award (at the Target Bookings level) will convert to a standard time-based vesting award and will vest on the applicable remaining Vesting Date(s), provided the Participant continues to provide services to the Company through such Vesting Dates (and for the avoidance of doubt, the award will be subject to any double trigger acceleration triggers that would otherwise apply to the Participant’s equity awards).

“Target Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Threshold Bookings” means $____ million in Bookings for FY____, $____ million in Bookings for FY____, and $____ million in Bookings for FY ____.

“Vesting Dates” means ____ for FY____, ____for FY____ and ____ for FY____.

If any portion of the RSUs vest on a date that is a non-trading day on the Nasdaq Market, then the award will vest on the next trading day.

GLU MOBILE INC.

2007 EQUITY INCENTIVE PLAN

AWARD AGREEMENT (FY ____ PERFORMANCE VESTING RESTRICTED STOCK UNIT)

Unless otherwise defined herein, the terms defined in the Company’s 2007 Equity Incentive Plan, as amended (the “Plan”), shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (this “RSU Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Grant (“Notice of Grant”) and this RSU Agreement, including any country-specific terms and conditions for Participant’s country attached in an appendix to this RSU Agreement (the “Appendix” and collectively, the “Agreement”).

1.         Settlement.  Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice of Grant.  Unless otherwise set forth in this Agreement, settlement of RSUs shall be in Shares.

2.         No Stockholder Rights.  Unless and until such time as Shares are issued in settlement of vested RSUs, Participant shall have no ownership of the Shares allocated to the RSUs and shall have no right to receive dividends or other distributions on such Shares or to vote such Shares.

3.         Dividend Equivalents.   Dividends, if any (whether in cash or Shares), shall not be credited to Participant.

4.         No Transfer.  The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

5.         Termination.  If Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.

For purposes of this grant of RSUs, the Termination Date is deemed to occur on the date Participant is no longer actively providing services to the Company or a Subsidiary (regardless of the reason for such Termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employee agreement, if any), and will not be extended by any notice period (e.g., Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where Participant is employed or the terms of Participant’s employment agreement, if any).

If there is any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

6.         Acknowledgement.  The Company and Participant agree that the RSUs are granted under and governed by the Notice of Grant, this Agreement and by the provisions of the Plan (incorporated herein by reference).  Participant: (a) acknowledges receipt of a copy of the Plan and the Plan prospectus, (b) represents that Participant has carefully read and is familiar with their provisions, and (c) accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice of Grant.

7.         Nature of Grant.  In accepting the grant, Participant acknowledges, understands and agrees that:

(a)         the grant of the RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(b)         all decisions with respect to future RSUs or other grants, if any, will be at the sole discretion of the Committee;

(c)         the RSUs and the Shares subject to the RSUs are not intended to replace any pension rights or compensation;

(d)         the RSUs and the Shares subject to the RSUs,  and the income and value of same, are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

(e)         Participant is voluntarily participating in the Plan;

(f)         the future value of the Shares is unknown, indeterminable and cannot be predicted with certainty;

(g)         no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs upon Termination of Participant’s service relationship (whether or not later found to be invalid or in breach of employment laws in the jurisdiction where Participant is employed or the terms of Participant’s service agreement, if any), and in consideration of the grant of the RSUs to which Participant is otherwise not entitled, Participant irrevocably agrees never to institute any claim against the Company and any Subsidiary, waives Participant’s ability, if any, to bring any such claim, and releases the Company and any Subsidiary from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, Participant shall be deemed irrevocably to have agreed not to pursue such claim and agreed to execute any and all documents necessary to request dismissal or withdrawal of such claim;

(h)         unless otherwise provided in the Plan, the RSUs and the benefits evidenced by this Agreement do not create any entitlement to have the RSUs or any such benefits transferred to, or assumed by, another company or be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and

(i)          neither the Company and any Subsidiary shall be liable for any foreign exchange rate fluctuation between Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement.

8.         No Advice Regarding Grant.  The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding Participant’s participation in the Plan or Participant’s acquisition or sale of the Shares.  Participant is hereby advised to consult with Participant’s own personal tax, legal and financial advisors regarding Participant’s participation in the Plan before taking any action related to the Plan.

9.         Data Privacy.  Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement and any other RSU grant materials by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan.

Participant understands that the Company and any Subsidiary may hold certain personal information about him or her, including, but not limited to, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all RSUs or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

Participant understands that Data will be transferred to E*Trade Financial Services or such other stock plan service provider designated by the Committee which may be assisting the Company presently or in the future with the implementation, administration and management of the Plan.  Participant understands that the recipients of the Data may be located in the U.S. or elsewhere, and that the recipients’ country (e.g., the U.S.) may have different data privacy laws and protections than Participant’s country.  Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting Participant’s local human resources representative.  Participant authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing Participant’s participation in the Plan.  Participant understands that Data will be held only as long as is necessary to implement, administer and manage Participant’s participation in the Plan.  Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing Participant’s local human resources representative. Further, Participant understands that he or she is providing the consents herein on a purely voluntary basis.  If Participant does not consent, or if Participant later seeks to revoke his or her consent, his or her employment status or service and career with the Company or any Subsidiary will not be adversely affected; the only adverse consequence of refusing or withdrawing Participant’s consent is that the Company would not be able to grant Participant RSUs or other equity awards or administer or maintain such awards.  Therefore, Participant understands that refusing or withdrawing his or her consent may affect Participant’s ability to participate in the Plan.  For more information on the consequences of Participant’s refusal to consent or withdrawal of consent, Participant understands that Participant may contact his or her local human resources representative.

10.       Appendix.  Notwithstanding any provisions in this RSU Agreement, the RSUs shall be subject to any special terms and conditions set forth in the Appendix to this RSU Agreement for Participant’s country.  Moreover, if Participant relocates to one of the countries included in the Appendix, the special terms and conditions for such country will apply to Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.  The Appendix constitutes part of this RSU Agreement.

11.       Imposition of Other Requirements.  The Company reserves the right to impose other requirements on Participant’s participation in the Plan, on the RSUs and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

12.       Responsibility for Taxes.  Regardless of any action the Company or, if different, Participant’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to participation in the Plan and legally applicable to Participant (“Tax-Related Items”), Participant acknowledges that the ultimate liability for all Tax-Related Items is and remains Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer.  Participant further acknowledges and agrees that the Company and/or the Employer: (a) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including, but not limited to, the grant, vesting or settlement of the RSUs, the issuance of Shares upon settlement of the RSUs, the subsequent sale of Shares acquired pursuant to such issuance and the receipt of any dividends; and (b) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate Participant’s liability for Tax-Related Items or achieve any particular tax result.  Further, if Participant is subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

Before any relevant taxable or tax withholding event, as applicable, Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items.  In this regard, Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to any Tax-Related Items by one or a combination of the following:

(i)          withholding from Participant’s wages or other cash compensation paid to Participant by the Company and/or the Employer; or

(ii)         withholding from proceeds of the sale of Shares acquired upon settlement of the RSUs either through a voluntary sale or through a mandatory sale arranged by the Company (on Participant’s behalf pursuant to this authorization); or

(iii)       withholding in Shares to be issued upon settlement of the RSUs.

Depending on the withholding method, the Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case Participant will receive a refund of any over-withheld amount in cash and will have no entitlement to the Share equivalent.  If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, Participant is deemed to have been issued the full number of Shares subject to the vested RSUs, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of Participant’s participation in the Plan.

Finally, Participant shall pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of Participant’s participation in the Plan that cannot be satisfied by the means described above.  The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if Participant fails to comply with his or her obligations in connection with the Tax-Related Items.

13.       Compliance with Laws and Regulations.  The issuance and delivery of Shares to Participant will be subject to and conditioned upon compliance by the Company and Participant with all applicable U.S. or foreign state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

14.       Successors and Assigns.  The Company may assign any of its rights under this Agreement.  This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company.  Subject to the restrictions on transfer set forth herein, this Agreement will be binding upon Participant and Participant’s heirs, executors, administrators, legal representatives, successors and assigns.

15.       Governing Law; Venue; Severability.  The Plan and Notice of Grant are incorporated herein by reference.  The Plan, the Notice of Grant and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.  For purposes of any action, lawsuit or other proceedings brought to enforce this Agreement, the parties hereby submit to and consent to the jurisdiction of the State of California, and agree that such litigation will be conducted in the courts of the City and County of San Francisco, California, or the United States federal courts for the Northern District of California, and no other courts.  This Agreement is governed by Delaware law except for that body of law pertaining to conflict of laws.  If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

16.       Waiver.  Participant acknowledges that a waiver by the Company of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by Participant or any other participant.

17.       No Rights as Employee, Director or Consultant.  Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary, to terminate Participant’s employment or other service relationship for any reason, with or without cause.

18.       Language.  If Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

19.       Electronic Delivery and Acceptance.  The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means.  Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

By your signature and the signature of the Company’s representative on the Notice of Grant, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice of Grant and this Agreement.  Participant has reviewed the Plan, the Notice of Grant and this Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to signing this Agreement, and fully understands all provisions of the Plan, the Notice of Grant and this Agreement.  Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to the Plan, the Notice of Grant and this Agreement.  Participant further agrees to notify the Company upon any change in Participant’s residence address.

APPENDIX

COUNTRY-SPECIFIC TERMS AND CONDITIONS TO

GLU MOBILE INC.

AWARD AGREEMENT (RESTRICTED STOCK UNITS)

Terms and Conditions

This Appendix includes additional terms and conditions that govern the RSUs granted to Participant if Participant resides in one of the countries listed herein.  If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing, or if Participant transfers to another country after the grant but prior to the vesting of the RSUs, the Company shall, in its discretion, determine to what extent the additional terms and conditions contained herein shall be applicable to Participant.

Notifications

This Appendix may also include information regarding certain other issues of which Participant should be aware with respect to his or her participation in the Plan.  The information is based on the securities, exchange control, tax and other laws in effect in the respective countries as of April 2013.  Such laws are often complex and change frequently.  As a result, the Company strongly recommends that Participant not rely on the information noted herein as the only source of information relating to the consequences of Participant’s participation in the Plan because the information may be out of date at the time Participant vests in RSUs or sells shares acquired upon vesting of the RSUs.  In addition, the information is general in nature and may not apply to Participant’s particular situation, and the Company is not in a position to assure Participant of any particular result.  Accordingly, Participant is advised to seek appropriate professional advice as to how the relevant laws in Participant’s country may apply to his or her individual situation.

If Participant is a citizen or resident (or is considered as such for local law purposes) of a country other than the country in which Participant is currently residing, or if Participant transfers to another country after the grant but prior to the vesting of the RSUs, the notifications contained herein may not be applicable to Participant.

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the RSU Agreement or the Plan.

Canada

Terms and Conditions

RSUs Payable Only in Shares.  Notwithstanding any discretion contained in Section 9.3 of the Plan or Section 1 of the RSU Agreement, the grant of RSUs does not provide any right for Participant to receive a cash payment and the RSUs are payable in Shares only.

Termination.   The following provision replaces the second paragraph of Section 5 of the RSU Agreement:

For purposes of this grant of RSUs, the Termination Date is deemed to occur effective as of the earlier of (a) the date Participant is no longer actively providing services to the Company or any Subsidiary, and (b) the date Participant receives notice of termination of service from the Employer, regardless of any notice period or period of pay in lieu of such notice required under local law (including, but not limited to statutory law, regulatory law and/or common law).

Notifications

Securities Law Information.  Participant will not be permitted to sell or otherwise dispose of the shares acquired upon vesting of the RSUs within Canada.  Participant will only be permitted to sell or dispose of any shares acquired under the Plan if such sale or disposal takes place outside of Canada on the facilities on which such shares are traded.

The following provisions apply if Participant is a resident of Quebec:

Language Consent.  The parties acknowledge that it is their express wish that the RSU Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

Data Privacy.  The following provision supplements Section 9 of the RSU Agreement:

Participant hereby authorizes the Company and the Company’s representatives to discuss and obtain all relevant information from all personnel, professional or non-professional, involved in the administration of the Plan.  Participant further authorizes the Company and any Subsidiary to record such information and to keep such information in Participant’s employment file.

China

Terms and Conditions

The following applies only to Participants who are subject to exchange control restrictions in the People’s Republic of China, as determined by the Company in its sole discretion.

Vesting of RSUs.  Notwithstanding the vesting schedule set forth in the Notice of Grant or any other provision of the RSU Agreement, Participant agrees that the RSUs shall not vest unless and until the Company receives all necessary approvals from the State Administration of Foreign Exchange (“SAFE”) to offer equity awards in China (“SAFE Approval”).  If Participant’s service relationship Terminates for any reason prior to receipt of the SAFE Approval, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate.

If SAFE Approval is received after the first or additional vesting dates would have occurred pursuant to the vesting schedule set forth in the Notice of Grant (but which did not occur in the absence of SAFE Approval) and provided Participant has continued to provide service to the Company or any Subsidiary through the date on which the SAFE Approval is received, on the date SAFE Approval is received, Participant will vest in the RSUs which would have vested on any vesting dates prior to the SAFE Approval date, and such RSUs shall be settled in accordance with Section 1 of the RSU Agreement.  Any remaining RSUs will vest in accordance with the vesting schedule set forth in the Notice of Grant, subject to Participant's continued service with the Company or any Subsidiary.

Settlement of RSUs and Sale of Shares.  This provision supplements Section 1 of the RSU Agreement:

To facilitate compliance with local regulatory requirements, Participant agrees that the Company is entitled, at its discretion, to sell any Shares to be issued to Participant upon vesting of the RSUs.  The sale may occur (a) immediately upon the vesting of the RSUs, (b) following Participant’s Termination, or (c) within any other time frame as the Company determines to be necessary to comply with local regulatory requirements.   Participant further agrees that the Company is authorized to instruct its designated broker to assist with the mandatory sale of such Shares (on Participant’s behalf pursuant to this authorization)

and Participant expressly authorizes the Company’s designated broker to complete the sale of such Shares.  Participant acknowledges that the Company’s designated broker is under no obligation to arrange for the sale of the Shares at any particular price.  Upon the sale of the Shares, the Company agrees to pay Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.  Participant agrees that the payment of the cash proceeds will be subject to the repatriation requirements described below.

Participant further agrees that any Shares that may be issued to Participant shall be deposited directly into an account with the Company’s designated broker.  The deposited Shares may not be transferred (either electronically or in certificate form) from the brokerage account.  This limitation shall apply both to transfers to different accounts with the same broker and to transfers to other brokerage firms.  The limitation shall apply to all Shares issued to Participant under the Plan, whether or not Participant continues to be employed by the Company or one of its Subsidiaries.  If Participant sells Shares issued upon vesting of the RSUs, the repatriation requirements described below shall apply.

Exchange Control Requirements.   Participant understands and agrees that, pursuant to local exchange control requirements, Participant will be required to repatriate the cash proceeds from the sale of the Shares issued upon the vesting of the RSUs and any cash dividends paid on such Shares to China.  Participant further understands that, under local law, such repatriation of his or her cash proceeds will need to be effectuated through a special exchange control account established by the Company or one of its Subsidiaries, and Participant hereby consents and agrees that any proceeds will be transferred to such special account prior to being delivered to Participant.

Participant further understands that the Company may decide to deliver the proceeds in U.S. dollars or in local currency.  If the proceeds are to be delivered in U.S. dollars, Participant understands and agrees that he or she will be required to open a U.S. dollar account into which the proceeds may then be transferred.  If the proceeds are to be delivered in local currency, Participant understands and agrees that the Company will be required to convert the proceeds prior to delivery.  In this respect, the Participant acknowledges and agrees that the Company is under no obligation to secure any particular exchange conversion rate and that there may be delays in converting the cash proceeds to local currency due to exchange control restrictions.  Participant agrees to bear any currency fluctuation risk between the time the cash proceeds are received and the time the cash proceeds are distributed to Participant through the special account described above.

Finally, Participant agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in China.

Russia

Notifications

Exchange Control Information.  Exchange control laws require Participants resident in Russia who sell Shares or receive dividends on such Shares to repatriate the proceeds to Russia within a reasonably short time.  Such proceeds must initially be credited to Participant through a foreign currency account opened in Participant’s name at an authorized bank in Russia.  After the funds are initially received in Russia, they may be further remitted to a foreign bank subject to the following limitations: (a) the foreign account may be opened only for individuals; (b) the foreign account may not be used for business activities; (c) the Russian authorities must be given notice of the opening/closing of each foreign account within one month of the account opening/closing; and (d) the Russian tax authorities must be given notice of the account balances of such foreign accounts as of the beginning of each calendar year.  Participant is strongly encouraged to contact Participant’s personal advisor as exchange control requirements may change and non-compliance with applicable requirements can result in severe penalties for Participant.

Securities Law Information.  The RSU Agreement, the Plan and all other materials that Participant may receive regarding participation in the Plan do not constitute advertising or an offering of securities in Russia.  The issuance of securities pursuant to the Plan has not and will not be registered in Russia; hence, the securities described in any Plan-related documents may not be used for offering or public circulation in Russia.

When Participant acquires Shares upon vesting, the Shares will be held for Participant in a U.S. brokerage account.  Participant will not be permitted to request share certificates and hold the certificates in Russia.  Participant may sell his or her Shares on a U.S. stock market, but is not permitted to sell Shares directly to other Russian individuals.

Labor Law Information.  If Participant continues to hold Shares after an involuntary termination of Participant’s employment, Participant may not be eligible to receive unemployment benefits in Russia.

United Kingdom

Terms and Conditions

RSUs Payable in Shares Only.  Notwithstanding any discretion contained in Section 9.3 of the Plan, the grant of RSUs does not provide any right for Participant to receive a cash payment and the RSUs are capable of settlement in Shares only.

Joint Election for the Transfer of Employer’s National Insurance Contributions to the Employee.  As a condition of participation in the Plan and the vesting of the RSUs, Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (“NICs”) that may be payable by the Company or the Employer in connection with the RSUs and any event giving rise to Tax-Related Items (the “Employer NICs”).  The Employer NICs may be collected by the Company or the Employer using any of the methods described in Section 12 (“Responsibility for Taxes”) of the RSU Agreement.

Without prejudice to the foregoing, Participant agrees to execute a joint election with the Company or the Employer (a “Joint Election”), the form of such Joint Election being formally approved by Her Majesty’s Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs liability to Participant.  Participant further agrees to execute such other elections as may be required by any successor to the Company and/or the Employer for the purpose of continuing the effectiveness of Participant’s Joint Election.

If Participant does not complete the Joint Election attached to this Appendix and return such completed Joint Election to the Employer prior to vesting of the RSUs, or if approval of the Joint Election is withdrawn by HMRC and a new Joint Election is not entered into, this award of RSUs shall become null and void and will not vest, without any liability to the Company, the Employer or any Parent or Subsidiary of the Company.

Withholding of Taxes.  This provision supplements Section 12 of the RSU Agreement:

If payment or withholding of the income tax due is not made within 90 days of the event giving rise to the income tax or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by Participant to the Employer, effective as of the Due Date.  Participant agrees that the loan will bear interest at the then-current official rate of HMRC, it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 12 of the RSU Agreement.  Notwithstanding the foregoing, if Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), he or she shall not be eligible for a loan from the Company to cover the income tax.  If Participant is a director or executive officer and income tax is not collected from or paid by him or her by the Due Date, the amount of any uncollected income tax will constitute a benefit to Participant on which additional income tax and NICs will be payable.  Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for the value of the employee NICs due on this additional benefit.

United States

Terms and Conditions

Termination.  This provision replaces the second paragraph of Section 5 of the RSU Agreement:

If Participant is an employee of the Company or a Subsidiary, Participant’s  employment constitutes employment at-will, and nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or if applicable, Subsidiary of the Company, to terminate Participant’s employment, for any reason at any time.

Responsibility for Taxes.  The following provisions supplement Section 12 of the RSU Agreement:

Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the Shares, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition.  Upon vesting of the RSU, Participant will include in income the fair market value of the Shares subject to the RSU.  The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law.  Unless the Company notifies Participant in writing (where email will suffice) that Participant will make arrangements to pay the Company applicable income and employment taxes in cash, the Company shall withhold a number of Shares with a fair market value (determined on the applicable vesting date of the RSU) equal to the minimum amount the Company is required to withhold for income and employment taxes.  Upon disposition of the Shares, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the Shares are held for more than one year from the date of settlement.  Further, a RSU is considered a deferral of compensation that is subject to Section 409A of the Code.  Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation.  Participant should consult his or her personal tax advisor for more information on the actual and potential tax consequences of this RSU.

For purposes of the Agreement and to the extent applicable to a Participant, a termination of employment will be determined consistent with the rules relating to a “separation from service” as defined in Section 409A of the Internal Revenue Code and the regulations thereunder (“Section 409A”).  Notwithstanding anything else provided herein, to the extent any payments/consideration provided under this Agreement constitute deferred compensation subject to Section 409A, and Participant is deemed at the time of such termination of employment or service to be a “specified employee” under Section 409A, then such payment shall not be made or commence until the earlier of (a) the expiration of the six-month period measured from the separation from service from the Company or (b) the date of Participant’s death following such a separation from service; provided, however, that such deferral shall only be effected to the extent required to avoid adverse tax treatment to Participant including, without limitation, the additional tax for which Participant would otherwise be liable under Section 409A(a)(1)(B) in the absence of such a deferral.  To the extent any payment under this Agreement may be classified as a “short-term deferral” within the meaning of Section 409A, such payment shall be deemed a short-term deferral, even if it may also qualify for an exemption from Section 409A under another provision of Section 409A.  Payments pursuant to this provision are intended to constitute separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations.